Exhibit 10.4

AMENDMENT NO. 3 TO TERM LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO TERM LOAN AGREEMENT (this “Amendment”), is dated as of January 31, 2019, among MINERA PLATA REAL S. DE R.L. DE C.V., OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V., and SERVICIOS SAN JOSE DE PLATA, S. DE R.L. DE C.V. (collectively, the “Borrowers”), DOWA METALS & MINING CO., LTD., as lender (together with its respective successors and assigns, the “Lender”), and SUNSHINE SILVER MINING & REFINING CORPORATION (“SSMRC”).

WHEREAS, the Borrowers, Lender, and SSMRC are a party to the Term Loan Agreement, dated as of July 11, 2017, as amended by Amendment No. 1 to Term Loan Agreement, dated as of July 11, 2017, and Amendment No. 2 to Term Loan Agreement, dated as of November 30, 2018 (the “Existing Loan Agreement”); and

WHEREAS, the Lender has requested, and the Borrowers and SSMRC have agreed, to amend the Existing Loan Agreement to add the defined term “Banking Day” and redefine the defined term “LIBOR” in the Existing Loan Agreement (as amended pursuant hereto, the “Loan Agreement”).

THEREFORE, subject to the terms and conditions set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

Section 1                                             Defined Terms.

Any defined term used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

Section 2                                             Amendments.

2.1                               Section 1.1 of the Existing Loan Agreement is hereby amended to add the following definition in the appropriate alphabetical order:

Banking Day shall mean any day (other than Saturday or Sunday) on which banks are generally open for business in Denver, Colorado, USA and Tokyo, Japan.

2.2                               The definition of LIBOR set forth in Section 1.1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

LIBOR shall mean, in relation to any Loan for any Interest Period, the rate published by ICE Benchmark Administration Limited (or any successor to, or substitute for, such service, providing rate quotations comparable to those currently provided by ICE Benchmark Administration Limited, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 1:00 a.m., London time, two (2) Banking Days prior to the commencement of such Interest Period and having a maturity equal to such Interest Period. In the event that no such rate is available to the Lender, the applicable LIBOR rate for the relevant Interest Period shall be the rate per annum reasonably determined by the Lender to be the rate at which deposits in Dollars, in the approximate amount of such Loan and for a period equal to such Interest Period, would be offered to the Lender by major banks in the London interbank market at approximately 11:00 a.m., London time, on the date that is the first day of such Interest Period.

Section 3                                             Miscellaneous

3.1                               Borrowers and SSMRC acknowledge and confirm to the Lender that the Loan Agreement and each of the other Loan Documents shall remain in full force and effect and shall continue to evidence, secure or otherwise guarantee and support the obligations owing by the Borrowers and SSMRC to the Lender pursuant thereto, and, after giving effect to this Amendment, each Borrower and SSMRC hereby ratifies and affirms each of the foregoing documents to which it is a party.

3.2                               Borrowers and SSMRC acknowledge and agree that, except as expressly set forth herein, Lender shall not have waived or be deemed to have waived any of its rights or remedies under the Loan Agreement or any of the other Loan Documents which documents shall remain in full force and effect in accordance with their terms as modified by this Amendment.

3.3                               This Amendment may be executed in any number of counterparts, including by telecopy, email or any other electronic means that reproduces an image of the actual executed signature page to this Amendment, and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

3.4                               This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law principles that impose or attempt to impose the law(s) of any other jurisdiction.

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

SERVICES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

SSMRC:

SUNSHINE SILVER MINING AND REFINING CORPORATION

By:	/s/ Steven A. Orr
Name: Steven A. Orr
Title: Chief Executive Officer

LENDER:

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
Name: Toshiaki Suyama
Title: President